Exhibit 10.1

Framework Contract for Cooperation on Information Placement on Media Platforms

This contract is made and entered into on 28th day of April, 2024, by and between the parties hereto, at Chaoyang District, Beijing, China.

Party A: Wuhan Yiya Simei Dental Clinic Co., Ltd.

Unified Social Credit Code: [*]

Legal Representative: Xiang Hui

Party B: Beijing Haoxi Digital Technology Co., Ltd.

Unified Social Credit Code: [*]

Legal Representative: Xu Lei

In accordance with the relevant laws and regulations of the Civil Code of the People’s Republic of China, Party A and Party B agree on the following annual cooperation framework for the promotion of Party A’s products or services on Party B’s legally represented media platforms.

I.	Definitions and explanations

Unless the context otherwise indicates in this contract, the following terms shall have the following specific meanings.

1.	Party B’s media platform: Party B has the qualification of agent, which can be used for Party A’s information placement of the traffic product platform, including but not limited to Douyin, Toutiao, Xigua Video.

2.	Information placement content: Party A and/or Party A’s customers designed and produced by themselves or entrusted by others according to the law, used to display its own brand or its production or sale of products, services and information content, including but not limited to pictures, text, video, flash, APP and APP content.

3.	Information placement fee: including but not limited to CPC (Cost Per Click), CPM (Cost Per Mille), CPD (Cost Per Download), to calculate Party A’s fees to use Party B’s media platform services, specific to the rules of Party B’s media platform shall prevail.

4.	Platform rules: refers to the use of the platform needs to comply with the relevant rules, including, but not limited to, industry access rules, information promotion censor rules, violation of penalty rules, programmed transaction management rules, return goods/rebate policy, management rules and other rules that may be released in the future. The relevant contents may be reflected in various forms such as website announcement, written documents, notices, FAQ, etc., and the publishers shall comply with them when using the platform.

5.	Recharge service: refers to the service that Party B on behalf of Party A to recharge Party A’s account on Party B’s media platform with the recharge function, Party A will pay the recharged amount directly to Party B, if it involves discounts, Party A will pay Party B after the discounted amount.

II.	Term of the contract

From May 1, 2024 through December 31, 2024.

III.	Scope of cooperation

1.	Both parties agree that Party B will provide Party A with relevant advertising services based on Party A’s demand from time to time, such as opening accounts on behalf of Party A, collecting and paying (recharging) advertising fees on behalf of Party A. The specific content of advertising services may be separately agreed by both parties. The content of specific advertising services can be separately agreed by both parties.

2.	Party A shall submit the demand for advertising services to Party B in the form of “Advertising Service Order” or other forms recognized by Party B, and set out information about the type, content and cost of the required advertising services.

IV.	Cooperation fees

Party B’s media platform adopts a prepayment (recharge) model for all advertisements placement provided by Party B’s media platform. Party A shall ensure that it has prepaid (recharged) the full amount of advertising fees to Party B’s media platforms before any advertisement is placed. During the term of the Contract, Party A expects that the total amount of cooperation fee for advertising will not be less than RMB40 million, and the actual amount of the fee will be subject to the actual advertising service order, contract or agreement between the parties.

V.	Rights and obligations of Party A

1.	Party A guarantees that it has obtained and will continue to maintain the business qualifications necessary for the fulfillment of this contract and for engaging in the business related to the object of promotion. If Party A is not the advertiser, it shall examine and ensure that the relevant advertiser has obtained and will continue to maintain the business qualifications necessary for engaging in the business related to the object of promotion.

2.	Party A is obliged to ensure that its commissioned advertising materials, advertising contents and promotion targets are in line with the requirements of the Advertising Law, other relevant laws and regulations and the policy of the delivery platform.

3.	Party A shall provide Party B with true and accurate advertising materials on time according to Party B’s requirements. If Party A provides advertising materials late or the provided advertising materials do not meet Party B’s requirements, resulting in the delayed release of the advertisement, Party B shall not bear the responsibility for the delayed release.

4.	Party A shall ensure that it has the right to use the advertising materials and contents for advertising services, and shall ensure that the advertising materials and contents do not infringe the rights and interests of any third party.

5.	If Party A is not the advertiser, regardless of what kind of legal relationship or contractual arrangement exists between Party A and the advertiser, Party A shall have full authority to fulfill its obligations under this contract and bear the corresponding legal responsibilities.

VI.	Rights and obligations of Party B

1.	Party B guarantees that it has obtained the business qualifications and authorizations necessary for the performance of this contract.

2.	Party B has the right to review the relevant advertising materials, advertising content and promotion objects. If Party B finds that there is any violation of the requirements of the Advertising Law and other relevant laws and regulations as well as the policy of the media platform, it shall immediately notify Party A and has the right to immediately stop providing the relevant advertising services.

3.	The advertising services provided by Party B are reference opinions based on its relevant industry experience. Party A shall not reduce or exempt its obligations and responsibilities to be performed in accordance with laws and regulations and the agreement of this contract due to the adoption of such advertising services. Party A shall evaluate the applicability and make necessary adjustments according to its own situation. The advertising services provided by Party B shall under no circumstances constitute or be regarded as a promise of advertising traffic or advertising effect.

4.	All intellectual property rights generated by Party B in the course of performing the advertising services entrusted by Party A belong to Party B, but Party A has the right to use them within the scope of the relevant advertising services.

VII.	Other provisions

1.	Disputes arising from the fulfillment of this contract shall be resolved through consultation between the two parties; if consultation fails, either party may submit the dispute to the People’s Court at the place where the plaintiff party is located.

2.	Upon the entry into force of this contract, each party shall fully, appropriately and timely fulfill its obligations and engagements in accordance with the provisions of this contract and all annexes and schedules, and any breach of this contract by any party hereof, including all annexes and schedules, shall constitute a breach of contract. The Defending Party shall have the right to demand the Defaulting Party to rectify the default or take effective measures, otherwise, the Defending Party shall have the right to terminate this Contract. If the defaulting party causes the defending party to incur any costs, liabilities or losses, the defaulting party shall indemnify the defending party for any such costs, liabilities or losses (including but not limited to interest, reasonable attorney’s fees, property preservation costs, litigation costs, etc.) paid or lost as a result of the default.

3.	This contract is a framework contract on the cooperation matters related to Party A’s advertising information on Party B’s media platform, and the specific rights and obligations between the two parties shall be subject to the specific advertising service orders, contracts or agreements signed by the two parties in the future.

4.	This contract is made in duplicate, with Party A holding one copy and Party B holding a copy.

(No text below)

(This page is the signature page of the Framework Contract for Cooperation on Information Placement on Media Platforms)

Party A: Wuhan Yiya Simei Dental Clinic Co., Ltd.

Legal representative or authorized representative:

Stamp: (affixed with corporate seal)

Date: April 28, 2024

Party B: Beijing Haoxi Digital Technology Co., Ltd.

Legal representative or authorized representative:

Stamp: (affixed with corporate seal)

Date: April 28, 2024

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